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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          CORNERSTONE BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

TENNESSEE                                                 62-1175427
(State of Incorporation or organization)                 (I.R.S. Employer
                                                         Identification No.)

4154 RINGGOLD ROAD, CHATTANOOGA, TENNESSEE               37412
(Address of principal executive offices)                 (zip code)

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
      N/A
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

NONE

Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, PAR VALUE $1.00 PER SHARE


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Item 1.  Description of Registrant's Securities to be Registered

         A description of the common stock, par value $1.00 per share ("Common Stock"), of the Registrant is set forth under the caption "Description of Capital Stock" in the Registration Statement on Form S-1(File Number 333-96185), as filed with the Securities Exchange Commission on February 4, 2000, which description is incorporated by reference.

Item 2.  Exhibits

         1.1 Charter of the Registrant, included as Exhibit 3.1 to the Registrant's S-1, File Number 333-96185, as filed with the Securities and Exchange Commission on February 4, 2000, is hereby incorporated by reference.

         1.2 By-laws of the Registrant, included as Exhibit 3.2 to the Registrant's S-1, File Number 333-96185, as filed with the Securities and Exchange Commission on February 4, 2000, is hereby incorporated by reference.

         1.3 Form of Subscription Agreement, included as Exhibit 99.1 to the Registrant's S-1, File Number 333-96185, as filed with the Securities and Exchange Commission on February 4, 2000, is hereby incorporated by reference.


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 28, 2000

                                         /s/ Gregory B. Jones
                                         --------------------------------------
                                         Gregory B. Jones
                                         President and Chief Executive Officer




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